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                                    KPMG LLP
                              355 South Grand Ave.
                                   Suite 2000
                         Los Angeles, California 90071


                                                                     EXHIBIT 8.1


Nextel Communications, Inc.
2001 Edmund Halley Drive
Reston, Virginia 20191

December 13, 2001

Re: Registration Statement on Form S-4 for Nextel Communications Inc.

Dear Sirs:

       We have agreed to provide Chadmoore Wireless Group, Inc. (the "Company") with a tax opinion regarding the federal income tax consequences of the asset sale by Company and liquidation and dissolution of Company in connection with the registration statement on Form S-4 (the "Registration Statement") to which this opinion appears as Exhibit 8.1.

       We hereby confirm that the opinion expressed in "Material Federal Income Tax Consequences" in the proxy statement/prospectus constituting part of the Registration Statement is our opinion.

       We hereby consent to the filing with the Securities and Exchange Commission of this opinion as an exhibit to the Registration Statement and to the references to this firm in the proxy statement/prospectus constituting part of the Registration Statement.


/s/ KPMG LLP

KPMG LLP